EXHIBIT 10.2

REVOLVING CREDIT NOTE

$18,000,000	Date: December 14, 2017

This Revolving Credit Note (this "Note") is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement dated as of the date hereof (as amended, restated, modified or otherwise supplemented from time to time, the "Credit Agreement") by and among CTI INDUSTRIES CORPORATION, an Illinois corporation ("Company"; together with each Person joined to the Credit Agreement as a borrower from time to time, collectively the "Borrowers" and each individually, a "Borrower"), each other Credit Party party thereto from time to time, the financial institutions which are now or which hereafter become a party thereto (collectively, the "Lenders") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms not otherwise defined herein shall have the meanings provided in the Credit Agreement.

FOR VALUE RECEIVED, Borrowers hereby, jointly and severally, promise to pay to PNC BANK, NATIONAL ASSOCIATION ("Holder"), at the office of Agent located at PNC Bank Center, Two Tower Center, 8th Floor, East Brunswick, New Jersey 08816 or at such other place as Agent may from time to time designate to Borrowers in writing:

(i)       the principal sum of Eighteen Million and 00/100 Dollars ($18,000,000) or, if different from such amount, the unpaid principal balance of Holder's Revolving Commitment Percentage of the Revolving Advances as may be due and owing under the Credit Agreement, payable in accordance with the provisions of the Credit Agreement, subject to acceleration upon the occurrence of an Event of Default under the Credit Agreement and during the continuation thereof, or earlier termination of the Credit Agreement pursuant to the terms thereof; and

(ii)       interest on the unpaid principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Interest Rate in accordance with the provisions of the Credit Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent and at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), interest shall be payable at the Default Rate.

This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and is secured, inter alia, by the liens granted pursuant to the Credit Agreement and the Other Documents, is entitled to the benefits of the Credit Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.

If an Event of Default under Section 10.7 of the Credit Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof to the extent provided in the Credit Agreement. If any other Event of Default shall occur under the Credit Agreement or any of the Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

Borrowers expressly waive any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Credit Agreement.

[Signature Page Follows]

BORROWERS:	CTI INDUSTRIES CORPORATION,
an Illinois corporation, as Borrower

	By:	/s/ Stephen M. Merrick
	Name:	Stephen M. Merrick
	Title:	CEO

Signature Page to Revolving Credit Note